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                                                            Exhibit 99
                            AMR CORPORATION
                             Certification
       Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
   (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,
                          United States Code)


Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a)  and  (b)  of section 1350, chapter 63 of title 18, United  States
Code), each of the undersigned officers of AMR Corporation, a Delaware corporation (the Company), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the Form 10-Q) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  October 18, 2002        /s/ Donald J. Carty
                               Donald J. Carty
                               Chairman and Chief Executive Officer

Date:  October 18, 2002        /s/ Jeffrey C. Campbell
                               Jeffrey C. Campbell
                               Senior Vice President and Chief
                               Financial Officer



The  foregoing  certification is being furnished  solely  pursuant  to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.